Exhibit 5.1

Dentons Bingham Greenebaum LLP 2700 Market Tower 10 West Market Street Indianapolis, IN 46204 United States dentons.com

August 11, 2022

OrthoPediatrics Corp.

2850 Frontier Drive

Warsaw, Indiana 46582

Re:	Registration Statement on Form S-3 (File Nos. 333-266756 and 333-237177)

Ladies and Gentlemen:

We have acted as special counsel to OrthoPediatrics Corp., a Delaware corporation (the “Company”), in connection with the sale and issuance of (i) up to 1,091,250 shares of common stock, par value $0.00025 per share (“Common Stock”), of the Company (the “Common Shares”), and (ii) 1,525,000 pre-funded warrants (the “Warrants”) to purchase 1,525,000 shares of the Company’s Common Stock (the “Warrant Shares”). The Common Shares and Warrants are being offered, and upon exercise of the Warrants, the Warrant Shares will be issued, pursuant to the Registration Statement on Form S-3 (File No. 333-266756) (the “Registration Statement”) pursuant to Rule 462(b) of Regulation C promulgated under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”). The Registration Statement incorporates by reference a registration on Form S-3 (Registration No. 333-237177), which was declared effective March 27, 2020 (the “Prior Registration Statement”), including the prospectus which forms a part of the Prior Registration Statement (the “Base Prospectus”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (together, the “Prospectus Supplement”).

In connection with this opinion, we have examined and relied upon the Registration Statement, including the Prior Registration Statement, the Base Prospectus, and Prospectus Supplement, the Company’s Amended and Restated Certificate of Incorporation (the “Articles”) and Amended and Restated Bylaws, as currently in effect. For purposes of the opinions contained herein, we have assumed with respect to all documents examined by us the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, conformed, photostatic or telefacsimile copies. We also have assumed with respect to all documents examined by us which contained facsimile signatures that such signatures were the original signature of the party and have the same force and effect as an original signature. In addition, in making our examination of the documents related to the subject matter hereof and the documents described herein which have been executed by parties other than the Company, we have assumed that all such other parties had the power to enter into and perform all obligations thereunder, that all such other parties were duly authorized by all requisite action to execute, deliver and perform their respective obligations thereunder, that all signatories on all such documents were duly qualified and incumbent parties with the proper authority to execute all such documents, and the due execution and delivery of all such documents and the validity, binding effect and enforceability of all such documents on such other parties in accordance with their respective terms.

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As to any facts material to our opinion which we did not independently establish or verify, we have been furnished with and have relied upon certificates of officers and other representatives of the Company.

For purposes of the opinions contained herein, we have assumed that:

(a)           the Company will remain validly existing under Delaware law, the organizational documents of the Company will not be amended or modified in any respect relevant and material to our opinions expressed herein;

(b)           the Common Shares and the Warrants (and the issuance and sale thereof), and the Warrant Shares (and the issuance thereof upon exercise of the Warrants), do not result in a default under or breach of any agreement or instrument binding upon the Company, and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

(c)            any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; and

(d)           with respect to all documents examined by us, the genuineness of all signatures, the legal capacity of all natural persons signatory thereto, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies (including pdfs) and, with respect to all documents examined by us which contained facsimile signatures, that such signatures represent an original signature of the party and have the same force and effect as an original signature.

With regard to our opinion regarding the Warrants and the Warrant Shares, we express no opinion to the extent that future issuances of securities of the Company, including the Warrant Shares, and/or antidilution adjustments to outstanding securities of the Company, cause the Warrants to be exercisable for more shares of the Common Stock than the number that remain available for issuance under the Articles (as then in effect).

With regard to our opinion concerning the Warrants constituting valid and binding obligations of the Company:

(A)          our opinion is subject to, and may be limited by, (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (ii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law;

(B)           our opinion is subject to the qualification that (i) the enforceability of provisions for indemnification or limitations on liability may be limited by applicable law and by public policy considerations, and (ii) the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought;

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(C)          we express no opinion with respect to any provision of the Warrants that: (i) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Warrants; (ii) specifies provisions may be waived in writing, to the extent that an oral agreement or implied agreement by trade practice or course of conduct has been created that modifies such provision; (iii) contains a waiver of an inconvenient forum; (iv) provides for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole payments or other economic remedies; (v) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, service of process or procedural rights; (vi) restricts non-written modifications and waivers; (vii) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy; (viii) relates to exclusivity, election or accumulation of rights or remedies; or (ix) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable; and

(D)          we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants.

Based on and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.            The Common Shares have been duly authorized and, when issued and sold pursuant to that certain Underwriting Agreement by and among the Company and Piper Sandler & Co. and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters listed in Schedule I attached thereto, dated August 10, 2022 (the “Underwriting Agreement”), in accordance with the Registration Statement, including the Prior Registration Statement, the Base Prospectus, and the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

2.            The Warrants have been duly authorized and, when issued and sold pursuant to the Underwriting Agreement in accordance with the Registration Statement, including the Prior Registration Statement, the Base Prospectus, and the Prospectus Supplement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.            The Warrant Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

The foregoing opinions are based solely on the General Corporation Law of the State of Delaware and, as to the Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

This opinion is limited to the matters expressly stated herein and no opinion is inferred or may be implied beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

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We hereby consent to the filing of this opinion as Exhibit 5.1 to a Current Report on Form 8-K and the references to our name under the heading “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dentons Bingham Greenebaum LLP

Dentons Bingham Greenebaum LLP

JEH/BCA